Exhibit 99

NextEra Energy, Inc. Media Line: (305) 552-3888 January 29, 2013 FOR IMMEDIATE RELEASE

NextEra Energy reports 2012 fourth-quarter and full-year earnings

•	NextEra Energy generated strong results in the fourth quarter and the full year 2012

•	Florida Power & Light Company's customers will benefit from a four-year base rate settlement agreement approved by the Florida Public Service Commission

•	NextEra Energy Resources commissioned approximately 1,500 megawatts of U.S. wind in 2012, setting an industry record

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2012 fourth-quarter net income on a GAAP basis of $429 million, or $1.02 per share, compared with $667 million, or $1.59 per share, in the fourth quarter of 2011. On an adjusted basis, NextEra Energy's earnings were $433 million, or $1.03 per share, for the fourth quarter of 2012 compared with $395 million, or $0.93 per share, in the fourth quarter of 2011. Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges, the net effect of other than temporary impairments (OTTI) on certain investments, and for 2011, the after tax loss on the sale of natural gas-fired generating assets, all of which primarily relate to the business of NextEra Energy Resources, LLC and its affiliated entities.

For the full-year 2012, NextEra Energy reported net income on a GAAP basis of $1.911 billion, or $4.56 per share, compared with $1.92 billion, or $4.59 per share, in 2011. On an adjusted basis, NextEra Energy's 2012 earnings were $1.914 billion, or $4.57 per share, for the full year, compared with $1.84 billion, or $4.39 per share, in 2011.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors, and as an input in determining whether performance goals are met for performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

“NextEra Energy delivered a very strong quarter to finish the year as we executed on the largest capital investment program in the company's history,” said NextEra Energy President and CEO Jim Robo. “At FPL, customers will benefit from a four-year base rate settlement agreement that is designed to help FPL continue to provide customers with exceptional reliability, award-winning customer service and the lowest electric bills in the state. And NextEra Energy Resources added more megawatts of U.S. wind in 2012 than any other company ever has in a single year, including more than 1,200 megawatts in the fourth quarter.”

Florida Power & Light Company
Fourth-quarter 2012 net income for FPL, NextEra Energy's principal rate-regulated utility subsidiary, was $256 million, or $0.61 per share, compared with $216 million, or $0.51 per share, in the prior-year quarter. For the full year, net income was $1.24 billion, or $2.96 per share, compared with $1.07 billion, or $2.55 per share, in 2011.

For the fourth quarter of 2012, FPL's earnings increased over the prior-year comparable quarter primarily as a result of investments in the business that benefit customers. Over the course of 2012, the company invested more than $4 billion to continue to strengthen a customer value proposition that includes high reliability, award-winning customer service, a clean emissions profile and the lowest typical residential customer bill in Florida. FPL's fourth-quarter 2012 retail sales of electricity increased by 0.7 percent from the prior-year comparable quarter, due primarily to customer growth. FPL had approximately 34,000 more customers than during the prior-year comparable period of 2011. Excluding the impact of weather, underlying usage fell 0.5 percent during the fourth quarter of 2012.

In the fourth quarter, the Florida Public Service Commission approved a base rate settlement agreement that the company believes is fair and equitable to both customers and shareholders. The approved settlement agreement includes an allowed regulatory return on equity midpoint of 10.5 percent and a general retail base rate increase of $350 million that was implemented on Jan. 2 in conjunction with other annual rate adjustments, including a substantial reduction in the customer fuel charge. In addition, the agreement provides for base rate increases covering the capital and operating costs of new fuel-efficient power plants at Cape Canaveral, Riviera Beach and Port Everglades when they enter service, which is expected in 2013, 2014 and 2016, respectively. At the same time these new plants go into service, decreases in the fuel portion of customer bills are expected to significantly offset these base rate increases. During the operating lifetimes of these three new, efficient power plants, customers will save more than $1 billion combined in fuel and other costs, relative to avoided higher-cost generation or purchased power.

Also in the fourth quarter, the company issued a request for proposals to build a third major natural gas pipeline to serve Florida's growing need for natural gas power. The two major pipelines now serving the state are near capacity, and a third pipeline would help secure the continued reliability and security of this fuel source. Proposals will be evaluated in the second quarter of 2013, with construction expected to be completed in 2017, subject to relevant regulatory approvals.

The main drivers of FPL's full-year 2012 earnings growth were the investments in clean and efficient power generation. During the year, FPL completed extended power uprates on three of its four nuclear units. For the full year, weather normalized sales rose 1.8 percent and underlying usage was up 1.2 percent compared to 2011.

Operationally, FPL's fossil fuel fleet set a new record for its fuel efficiency in 2012, bringing its systemwide heat rate down to 7,669 British thermal units (BTU) per kilowatt hour, which is 24 percent better than the average heat rate for the industry of 10,040 BTUs per kilowatt hour for 2011, the most recent year for which data are available. Since 2001, FPL's heat rate has improved by 20 percent, resulting in more than $400 million in savings for customers in 2012 as a result of increased fuel efficiency. FPL continues to rank in the top quartile nationally for reliability, and the company's five-year average for the System Average Interruption Duration Index (SAIDI) was the lowest among all Florida investor-owned utilities for the period 2007 to 2011. In 2012 the company continued to improve the electric grid through its Energy Smart Florida program, including the installation of another 1.5 million smart meters throughout the state, bringing the cumulative total to 4.3 million.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported fourth-quarter 2012 net income on a GAAP basis of $171 million, or $0.41 per share, compared with $402 million, or $0.96 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings were $175 million, or $0.42 per share, compared with $128 million, or $0.30 per share, in the fourth quarter of 2011. For the full-year 2012, NextEra Energy Resources reported net income on a GAAP basis of $687 million, or $1.64 per share, compared with $774 million, or $1.85 per share, in 2011. On an adjusted basis, NextEra Energy Resources' earnings were $693 million, or $1.66 per share, compared with $679 million, or $1.62 per share, for the full-year 2011.

NextEra Energy Resources' contribution to adjusted earnings in the fourth quarter improved 12 cents from last year, primarily due to contributions from new investments of 6 cents. Gas infrastructure contributed 4 cents from increased investment, and asset sales and restructurings contributed 3 cents over the same period last year.

In the fourth quarter, the company celebrated the commissioning of its 10,000th megawatt (MW) of wind energy. In total, NextEra Energy Resources added roughly 1,500 MW of new U.S. wind projects to its portfolio in 2012, marking the largest wind program ever completed in this country in a single year. The company's wind portfolio operates in 19 states and four Canadian provinces, representing a total capital investment of more than $15 billion.

The main driver of the increase in NextEra Energy Resources' full-year 2012 adjusted earnings over the previous year was growth in the business, which added 22 cents, including 4 cents from an increase in Convertible Investment Tax Credit elections. The contribution from the Customer Supply and Trading businesses increased 11 cents over the prior year, as those businesses recovered from a difficult 2011. The gas infrastructure business added 6 cents, primarily due to increased investment. In addition, the absence of impairment charges that negatively affected 2011 results added 8 cents to the full-year comparisons.

These positives were largely offset by a year-over-year decrease in contributions from existing investment. More than half of these lower contributions are related to above-market hedge roll-offs and Production Tax Credit roll-offs. Wind resource was also well below the long-term average and negatively affected the comparison to the previous year. Additionally, foregone operating earnings from gas assets sold in 2011 negatively affected results when compared to the prior year. However, the full effect of these asset sales, which also includes some indirect adjustment to the company's capital structure, is a net positive impact to adjusted earnings in 2012 and going forward.

Corporate and Other
Corporate and Other's fourth-quarter 2012 contribution to earnings per share on a GAAP basis was 0 cents, compared with 12 cents per share in the comparable quarter of the prior year. For the full year, Corporate and Other reduced earnings by 4 cents per share in 2012, compared with a contribution of 19 cents per share in 2011.

For the full-year 2012 on an adjusted basis, Corporate and Other reduced results by 5 cents per share, compared with a contribution of 22 cents per share for the prior year.

Outlook
NextEra Energy expects adjusted earnings per share in 2013 to be in the range of $4.70 to $5.00 per share. The company also continues to expect that adjusted earnings per share in 2014 will be in the range of $5.05 to $5.65.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges and net other than temporary impairment losses on securities held in NextEra Energy Resources'
nuclear decommissioning funds, none of which can be determined at this time. In addition,
NextEra Energy's adjusted earnings expectations assume, among other things: normal weather and operating conditions; no further significant decline in the national or the Florida economy;
supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's fourth-quarter and full-year earnings conference call is scheduled for 9 a.m. ET today. The webcast is available on NextEra Energy's website by accessing the following link, www.NextEraEnergy.com/investors. The slides and earnings release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $14.3 billion, more than 42,000 megawatts of generating capacity, and nearly 15,000 employees in 26 states and Canada as of year-end 2012. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.6 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the country, and NextEra Energy Resources, LLC, which together with its affiliated entities is the largest generator in the United States of renewable energy from the wind as well as a leading generator of solar power. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “will likely result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; risks of disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources); impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of OTC financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased cost of operations and exposure to liabilities attributable to environmental laws and regulations applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; risks associated with threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; risk of lack of availability of adequate insurance coverage for protection of NextEra Energy and FPL against significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's hedging and trading procedures and associated risk management tools to protect against significant losses; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; risks to NextEra Energy and FPL of failure of counterparties to perform under derivative contracts or of requirement for NextEra Energy and FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's and FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses of compromise of sensitive customer data; risks to NextEra Energy and FPL of volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy

Capital Holdings, Inc. to maintain their current credit ratings; risk of impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's and FPL's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2011 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,336	$966	$73	$3,375
Operating Expenses
Fuel, purchased power and interchange	963	197	17	1,177
Other operations and maintenance	467	321	20	808
Impairment charges	—	—	—	—
Depreciation and amortization	163	223	11	397
Taxes other than income taxes and other	247	12	2	261
Total operating expenses	1,840	753	50	2,643

Operating Income	496	213	23	732

Other Income (Deductions)
Interest expense	(103)	(104)	(36)	(243)
Benefits associated with differential membership interests - net	—	11	—	11
Loss on sale of natural gas-fired generating assets	—	—	—	—
Equity in earnings (losses) of equity method investees	—	(3)	(1)	(4)
Allowance for equity funds used during construction	16	—	(2)	14
Interest income	4	4	16	24
Gains on disposal of assets - net	—	37	—	37
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(5)	—	(5)
Other - net	(5)	8	(2)	1
Total other income (deductions) - net	(88)	(52)	(25)	(165)

Income (Loss) Before Income Taxes	408	161	(2)	567
Income Tax Expense (Benefit)	152	(10)	(4)	138
Net Income	$256	$171	$2	$429
Reconciliation of Net Income to Adjusted Earnings:
Net Income	$256	$171	$2	$429
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	5	—	5
Loss on sale of natural gas-fired generating assets	—	—	—	—
Other than temporary impairment losses - net	—	(1)	—	(1)
Adjusted Earnings	$256	$175	$2	$433
Earnings Per Share (assuming dilution)	$0.61	$0.41	$—	$1.02
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.01	—	0.01
Loss on sale of natural gas-fired generating assets	—	—	—	—
Other than temporary impairment losses - net	—	—	—	—

Adjusted Earnings (Loss) Per Share	$0.61	$0.42	$—	$1.03
Weighted-average shares outstanding (assuming dilution)				423

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,414	$1,392	$58	$3,864
Operating Expenses
Fuel, purchased power and interchange	1,123	243	17	1,383
Other operations and maintenance	462	309	19	790
Impairment charges	—	—	—	—
Depreciation and amortization	145	178	8	331
Taxes other than income taxes and other	242	29	3	274
Total operating expenses	1,972	759	47	2,778

Operating Income	442	633	11	1,086

Other Income (Deductions)
Interest expense	(100)	(126)	(34)	(260)
Benefits associated with differential membership interests - net	—	46	—	46
Loss on sale of natural gas-fired generating assets	—	(3)	—	(3)
Equity in earnings (losses) of equity method investees	—	(2)	—	(2)
Allowance for equity funds used during construction	8	—	2	10
Interest income	1	6	13	20
Gains on disposal of assets - net	—	6	—	6
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(3)	—	(3)
Other - net	—	20	3	23
Total other income (deductions) - net	(91)	(56)	(16)	(163)

Income (Loss) Before Income Taxes	351	577	(5)	923
Income Tax Expense (Benefit)	135	175	(54)	256

Net Income	$216	$402	$49	$667
Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$216	$402	$49	$667
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(276)	2	(274)
Loss on sale of natural gas-fired generating assets	—	1	—	1
Other than temporary impairment losses - net	—	1	—	1
Adjusted Earnings	$216	$128	$51	$395
Earnings Per Share (assuming dilution)	$0.51	$0.96	$0.12	$1.59
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(0.66)	—	(0.66)
Loss on sale of natural gas-fired generating assets	—	—	—	—
Other than temporary impairment losses - net	—	—	—	—
Adjusted Earnings (Loss) Per Share	$0.51	$0.30	$0.12	$0.93
Weighted-average shares outstanding (assuming dilution)				419

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$10,114	$3,895	$247	$14,256
Operating Expenses
Fuel, purchased power and interchange	4,265	802	54	5,121
Other operations and maintenance	1,773	1,288	94	3,155
Impairment charges	—	—	—	—
Depreciation and amortization	659	818	41	1,518
Taxes other than income taxes and other	1,060	116	10	1,186
Total operating expenses	7,757	3,024	199	10,980

Operating Income	2,357	871	48	3,276

Other Income (Deductions)
Interest expense	(417)	(474)	(147)	(1,038)
Benefits associated with differential membership interests - net	—	81	—	81
Loss on sale of natural gas-fired generating assets	—	—	—	—
Equity in earnings (losses) of equity method investees	—	19	(6)	13
Allowance for equity funds used during construction	52	—	15	67
Interest income	6	20	60	86
Gains (losses) on disposal of assets - net	—	157	—	157
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(16)	—	(16)
Other - net	(6)	22	(39)	(23)
Total other income (deductions) - net	(365)	(191)	(117)	(673)

Income (Loss) Before Income Taxes	1,992	680	(69)	2,603
Income Tax Expense (Benefit)	752	(7)	(53)	692
Net Income	$1,240	$687	$(16)	$1,911
Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$1,240	$687	$(16)	$1,911
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	37	(3)	34
Loss on sale of natural gas-fired generating assets	—	—	—	—
Other than temporary impairment losses - net	—	(31)	—	(31)
Adjusted Earnings	$1,240	$693	$(19)	$1,914
Earnings Per Share (assuming dilution)	$2.96	$1.64	$(0.04)	$4.56
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.09	(0.01)	0.08
Loss on sale of natural gas-fired generating assets	—	—	—	—
Other than temporary impairment losses - net	—	(0.07)	—	(0.07)
Adjusted Earnings (Loss) Per Share	$2.96	$1.66	$(0.05)	$4.57
Weighted-average shares outstanding (assuming dilution)				419

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)(unaudited)

			Preliminary
Twelve Months Ended December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$10,613	$4,502	$226	$15,341
Operating Expenses
Fuel, purchased power and interchange	4,977	1,208	71	6,256
Other operations and maintenance	1,699	1,222	81	3,002
Impairment charges	—	51	—	51
Depreciation and amortization	798	736	33	1,567
Taxes other than income taxes and other	1,063	134	7	1,204
Total operating expenses	8,537	3,351	192	12,080
Operating Income	2,076	1,151	34	3,261
Other Income (Deductions)
Interest expense	(387)	(530)	(118)	(1,035)
Benefits associated with differential membership interests - net	—	118	—	118
Loss on sale of natural gas-fired generating assets	—	(151)	—	(151)
Equity in earnings (losses) of equity method investees	—	55	—	55
Allowance for equity funds used during construction	35	—	4	39
Interest income	3	23	53	79
Gains (losses) on disposal of assets - net	—	85	—	85
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(36)	—	(36)
Other - net	(5)	35	7	37
Total other income (deductions) - net	(354)	(401)	(54)	(809)

Income (Loss) Before Income Taxes	1,722	750	(20)	2,452
Income Tax Expense (Benefit)	654	(24)	(101)	529
Net Income	$1,068	$774	$81	$1,923
Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):
Net Income	$1,068	$774	$81	$1,923
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(193)	3	(190)
Loss on sale of natural gas-fired generating assets	—	92	6	98
Other than temporary impairment losses - net	—	6	—	6
Adjusted Earnings	$1,068	$679	$90	$1,837
Earnings Per Share (assuming dilution)	$2.55	$1.85	$0.19	$4.59
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(0.46)	0.01	(0.45)
Loss on sale of natural gas-fired generating assets	—	0.22	0.02	0.24
Other than temporary impairment losses - net	—	0.01	—	0.01

Adjusted Earnings (Loss) Per Share	$2.55	$1.62	$0.22	$4.39
Weighted-average shares outstanding (assuming dilution)				419

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$34,474	$21,877	$703	$57,054
Nuclear fuel	1,190	705	—	1,895
Construction work in progress	2,585	2,751	632	5,968
Less accumulated depreciation and amortization	(10,698)	(4,535)	(271)	(15,504)
Total property, plant and equipment - net	27,551	20,798	1,064	49,413

Current Assets
Cash and cash equivalents	40	257	32	329
Customer receivables, net of allowances	760	690	37	1,487
Other receivables	447	420	(298)	569
Materials, supplies and fossil fuel inventory	727	342	4	1,073
Regulatory assets:
Deferred clause and franchise expenses	75	—	—	75
Derivatives	16	—	—	16
Other	90	—	7	97
Derivatives	5	483	29	517
Deferred income taxes	—	10	387	397
Assets held for sale	—	335	—	335
Other	126	197	19	342
Total current assets	2,286	2,734	217	5,237

Other Assets
Special use funds	2,918	1,272	—	4,190
Other investments	4	269	703	976
Prepaid benefit costs	1,135	—	(104)	1,031
Regulatory assets:
Securitized storm-recovery costs	461	—	—	461
Other	351	—	231	582
Derivatives	1	873	46	920
Other	146	1,193	290	1,629
Total other assets	5,016	3,607	1,166	9,789

Total Assets	$34,853	$27,139	$2,447	$64,439

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,903	8,323	(8,689)	5,537
Retained earnings	5,254	5,473	56	10,783
Accumulated other comprehensive income (loss)	—	(149)	(106)	(255)
Total common shareholders' equity	12,530	13,647	(10,108)	16,069
Long-term debt	8,329	5,756	9,241	23,326
Total capitalization	20,859	19,403	(867)	39,395

Current Liabilities
Commercial paper	105	—	1,106	1,211
Short-term debt	—	—	200	200
Current maturities of long-term debt	453	594	1,575	2,622
Accounts payable	612	658	11	1,281
Customer deposits	503	4	1	508
Accrued interest and taxes	223	474	(283)	414
Derivatives	20	367	43	430
Accrued construction-related expenditures	235	187	5	427
Liabilities associated with assets held for sale	—	733	—	733
Other	475	405	23	903
Total current liabilities	2,626	3,422	2,681	8,729

Other Liabilities and Deferred Credits
Asset retirement obligations	1,206	508	1	1,715
Deferred income taxes	5,584	886	233	6,703
Regulatory liabilities:
Accrued asset removal costs	1,950	—	—	1,950
Asset retirement obligation regulatory expense difference	1,813	—	—	1,813
Other	309	—	—	309
Derivatives	—	529	58	587
Deferral related to differential membership interests	—	1,784	—	1,784
Other	506	607	341	1,454
Total other liabilities and deferred credits	11,368	4,314	633	16,315

Commitments and Contingencies

Total Capitalization and Liabilities	$34,853	$27,139	$2,447	$64,439

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$31,564	$18,625	$579	$50,768
Nuclear fuel	1,005	790	—	1,795
Construction work in progress	2,601	2,068	320	4,989
Less accumulated depreciation and amortization	(10,916)	(3,914)	(232)	(15,062)
Total property, plant and equipment - net	24,254	17,569	667	42,490

Current Assets
Cash and cash equivalents	36	166	175	377
Customer receivables, net of allowances	682	663	27	1,372
Other receivables	312	268	(150)	430
Materials, supplies and fossil fuel inventory	759	311	4	1,074
Regulatory assets:
Deferred clause and franchise expenses	112	—	—	112
Derivatives	502	—	—	502
Other	80	—	4	84
Derivatives	10	585	16	611
Deferred income taxes	—	10	—	10
Assets held for sale	—	—	—	—
Other	156	135	9	300
Total current assets	2,649	2,138	85	4,872

Other Assets
Special use funds	2,737	1,130	—	3,867
Other investments	4	214	689	907
Prepaid benefit costs	1,088	—	(67)	1,021
Regulatory assets:
Securitized storm-recovery costs	517	—	—	517
Other	395	—	226	621
Derivatives	2	929	42	973
Other	170	1,479	271	1,920
Total other assets	4,913	3,752	1,161	9,826

Total Assets	$31,816	$23,459	$1,913	$57,188

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,464	6,939	(7,186)	5,217
Retained earnings	4,013	4,786	1,077	9,876
Accumulated other comprehensive income (loss)	—	(90)	(64)	(154)
Total common shareholders' equity	10,850	11,635	(7,542)	14,943
Long-term debt	7,483	5,441	7,886	20,810
Total capitalization	18,333	17,076	344	35,753

Current Liabilities
Commercial paper	330	—	1,019	1,349
Short-term debt	—	—	—	—
Current maturities of long-term debt	50	408	350	808
Accounts payable	678	483	30	1,191
Customer deposits	541	6	—	547
Accrued interest and taxes	221	215	28	464
Derivatives	512	571	7	1,090
Accrued construction-related expenditures	261	222	35	518
Liabilities associated with assets held for sale	—	—	—	—
Other	373	364	15	752
Total current liabilities	2,966	2,269	1,484	6,719

Other Liabilities and Deferred Credits
Asset retirement obligations	1,144	466	1	1,611
Deferred income taxes	4,593	1,323	(235)	5,681
Regulatory liabilities:
Accrued asset removal costs	2,197	—	—	2,197
Asset retirement obligation regulatory expense difference	1,640	—	—	1,640
Other	416	—	3	419
Derivatives	1	509	31	541
Deferral related to differential membership interests	—	1,203	—	1,203
Other	526	613	285	1,424
Total other liabilities and deferred credits	10,517	4,114	85	14,716

Commitments and Contingencies

Total Capitalization and Liabilities	$31,816	$23,459	$1,913	$57,188

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$1,240	$687	$(16)	$1,911
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	659	818	41	1,518
Nuclear fuel amortization	107	148	(1)	254
Loss on sale of natural gas-fired generating assets	—	—	—	—
Impairment charges	—	—	—	—
Unrealized (gains) losses on marked to market energy contracts	—	(80)	(5)	(85)
Deferred income taxes	988	(398)	68	658
Cost recovery clauses and franchise fees	129	—	—	129
Changes in prepaid option premiums and derivative settlements	—	(90)	—	(90)
Benefits associated with differential membership interests - net	—	(81)	—	(81)
Equity in (earnings) losses of equity method investees	—	(19)	6	(13)
Distributions of earnings from equity method investees	—	32	—	32
Allowance for equity funds used during construction	(52)	—	(15)	(67)
Gains on disposal of assets - net	—	(157)	—	(157)
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	—	16	—	16
Other - net	(27)	79	150	202
Changes in operating assets and liabilities:
Customer and other receivables	(96)	(176)	(14)	(286)
Materials, supplies and fossil fuel inventory	33	(32)	—	1
Other current assets	(20)	(17)	(9)	(46)
Other assets	(41)	(32)	31	(42)
Accounts payable	4	(22)	1	(17)
Customer deposits	(37)	(2)	—	(39)
Margin cash collateral	—	104	—	104
Income taxes	(111)	266	(175)	(20)
Interest and other taxes	1	9	5	15
Other current liabilities	67	26	46	139
Other liabilities	(21)	22	(45)	(44)
Net cash provided by (used in) operating activities	2,823	1,101	68	3,992

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(4,070)	—	—	(4,070)
Independent power and other investments of NextEra Energy Resources	—	(4,591)	—	(4,591)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	196	—	196
Funds received from a spent fuel settlement	31	17	—	48
Nuclear fuel purchases	(215)	(90)	—	(305)
Other capital expenditures	—	—	(495)	(495)
Sale of independent power investments	—	—	—	—
Change in loan proceeds restricted for construction	—	314	—	314
Proceeds from sale or maturity of securities in special use funds	3,790	1,238	—	5,028
Purchases of securities in special use funds	(3,838)	(1,269)	—	(5,107)
Proceeds from sale or maturity of other securities	—	—	273	273
Purchases of other securities	—	—	(312)	(312)
Other - net	37	55	1	93
Net cash provided by (used in) investing activities	(4,265)	(4,130)	(533)	(8,928)

Cash Flows From Financing Activities
Issuances of long-term debt	1,296	1,836	3,498	6,630
Retirements of long-term debt	(50)	(662)	(900)	(1,612)
Proceeds from sale of differential membership interests	—	808	—	808
Payments to differential membership investors	—	(139)	—	(139)
Net change in short-term debt	(225)	—	286	61
Issuances of common stock - net	—	—	405	405
Repurchases of common stock	—	—	(19)	(19)
Dividends on common stock	—	—	(1,004)	(1,004)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	440	1,385	(1,825)	—
Other - net	(15)	(108)	(119)	(242)
Net cash provided by (used in) financing activities	1,446	3,120	322	4,888

Net increase (decrease) in cash and cash equivalents	4	91	(143)	(48)
Cash and cash equivalents at beginning of period	36	166	175	377

Cash and cash equivalents at end of period	$40	$257	$32	$329

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$1,068	$774	$81	$1,923
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	798	736	33	1,567
Nuclear fuel amortization	147	130	—	277
Loss on sale of natural gas-fired generating assets	—	151	—	151
Impairment charges	—	51	—	51
Unrealized (gains) losses on marked to market energy contracts	—	(276)	5	(271)
Deferred income taxes	675	151	(273)	553
Cost recovery clauses and franchise fees	181	—	—	181
Changes in prepaid option premiums and derivative settlements	—	(11)	—	(11)
Benefits associated with differential membership interests - net	—	(118)	—	(118)
Equity in (earnings) losses of equity method investees	—	(55)	—	(55)
Distribution of earnings from equity method investees	—	95	—	95
Allowance for equity funds used during construction	(35)	—	(4)	(39)
Gains on disposal of assets - net	—	(85)	—	(85)
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	—	36	—	36
Other - net	73	139	109	321
Changes in operating assets and liabilities:
Customer and other receivables	65	(4)	88	149
Materials, supplies and fossil fuel inventory	(254)	(60)	6	(308)
Other current assets	(20)	(2)	—	(22)
Other assets	(52)	(45)	(6)	(103)
Accounts payable	(49)	(43)	(5)	(97)
Customer deposits	(88)	—	1	(87)
Margin cash collateral	—	81	—	81
Income taxes	(215)	(122)	399	62
Interest and other taxes	(21)	22	11	12
Other current liabilities	32	(11)	(18)	3
Other liabilities	(60)	(101)	(31)	(192)
Net cash provided by (used in) operating activities	2,245	1,433	396	4,074

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Twelve Months Ended December 31, 2011	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,137)	—	—	(3,137)
Independent power and other investments of NextEra Energy Resources	—	(2,601)	—	(2,601)
Cash grants under the American Recovery and Reinvestment Act of 2009	218	406	—	624
Funds received from a spent fuel settlement	57	16	—	73
Nuclear fuel purchases	(365)	(173)	—	(538)
Other capital expenditures	—	—	(352)	(352)
Sale of independent power investments	—	1,204	—	1,204
Change in loan proceeds restricted for construction	—	(565)	—	(565)
Proceeds from sale or maturity of securities in special use funds	2,988	1,359	1	4,348
Purchases of securities in special use funds	(3,052)	(1,388)	—	(4,440)
Proceeds from sale or maturity of other securities	—	—	488	488
Purchases of other securities	—	—	(515)	(515)
Other - net	32	84	16	132
Net cash provided by (used in) investing activities	(3,259)	(1,658)	(362)	(5,279)

Cash Flows From Financing Activities
Issuances of long-term debt	840	1,596	1,504	3,940
Retirements of long-term debt	(45)	(839)	(1,237)	(2,121)
Proceeds from sale of differential membership interests	—	466	—	466
Payments to differential membership investors	—	(100)	—	(100)
Net change in short-term debt	229	—	231	460
Issuances of common stock - net	—	—	48	48
Repurchases of common stock	—	—	(375)	(375)
Dividends on common stock	—	—	(920)	(920)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	10	(792)	782	—
Other - net	(4)	(105)	(9)	(118)
Net cash provided by (used in) financing activities	1,030	226	24	1,280

Net increase (decrease) in cash and cash equivalents	16	1	58	75
Cash and cash equivalents at beginning of period	20	165	117	302

Cash and cash equivalents at end of period	$36	$166	$175	$377

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

				Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date

NextEra Energy, Inc. - 2011 Earnings Per Share	$0.64	$1.38	$0.97	$1.59	$4.59

Florida Power & Light - 2011 Earnings Per Share	$0.49	$0.72	$0.83	$0.51	$2.55
Allowance for funds used during construction	—	0.01	0.03	0.02	0.05
Cost recovery clause results, primarily nuclear uprates	0.02	0.03	0.03	0.04	0.12
New investment and other	0.07	0.09	0.04	0.04	0.24
Share accretion (dilution)	—	—	—	—	—

Florida Power & Light - 2012 Earnings Per Share	0.58	0.85	0.93	0.61	2.96

NEER - 2011 Earnings Per Share	0.16	0.57	0.16	0.96	1.85
New investments	0.07	0.03	0.06	0.06	0.22
Existing assets	(0.11)	(0.09)	(0.21)	(0.01)	(0.43)
Gas infrastructure	0.07	0.01	(0.06)	0.04	0.06
Customer supply businesses & proprietary power & gas trading	(0.02)	—	0.13	(0.01)	0.11
Asset sales	—	—	—	0.03	0.03
Impairment and other charges in 2011	—	0.08	—	—	0.08
Non-qualifying hedges impact	0.39	(0.04)	(0.22)	(0.67)	(0.55)
Loss on sale of natural gas-fired generating assets	—	—	0.22	—	0.22
Change in other than temporary impairment losses - net	—	0.03	0.05	—	0.08
Other, including interest expense	(0.03)	0.01	(0.03)	0.02	(0.03)
Share accretion (dilution)	—	—	—	(0.01)	—

NEER - 2012 Earnings Per Share	0.53	0.60	0.10	0.41	1.64

Corporate and Other - 2011 Earnings Per Share	(0.01)	0.09	(0.02)	0.12	0.19
Lone Star Transmission	0.01	0.01	0.02	0.01	0.04
Loss on sale of natural gas-fired generating assets	—	—	0.01	—	0.02
Non-qualifying hedges impact	—	—	—	—	0.02
Other, including interest expense, interest income and consolidating income tax benefits or expenses	(0.01)	(0.11)	(0.06)	(0.13)	(0.31)
Share accretion (dilution)	0.01	0.01	—	—	—
Corporate and Other - 2012 Earnings Per Share	—	—	(0.05)	—	(0.04)

NextEra Energy, Inc. - 2012 Earnings Per Share	$1.11	$1.45	$0.98	$1.02	$4.56

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
December 31, 2012	Per Books	Adjusted [1]
Long-term debt, including current maturities,
short-term debt and commercial paper
Junior Subordinated Debentures[2]	$3,253	$1,627
Debentures, related to NextEra Energy's equity units	1,653	1,653
Project debt:
Natural gas-fired assets	560
Wind assets	3,807
Hydro assets	—
Solar	702
Storm Securitization Debt	438
Lone Star Transmission	288
Pipeline Funding	500
Waste Water Bonds	56
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	16,102	16,102
Total debt per Balance Sheet	27,359	19,382
Junior Subordinated Debentures[2]		1,626
Debentures, related to NextEra Energy's equity units		1,653
Common shareholders' equity	16,069	16,069
Total capitalization, including debt due within one year	$43,428	$38,730

Debt ratio	63%	50%

December 31, 2011	Per Books	Adjusted [1]
Long-term debt, including current maturities and
commercial paper
Junior Subordinated Debentures[2]	$2,353	$1,177
Debentures, related to NextEra Energy's equity units	752	752
Project debt:
Natural gas-fired assets	586
Wind assets	3,310
Hydro assets	700
Solar	702
Storm Securitization Debt	486
Lone Star Transmission	108
Pipeline Funding	500
Waste Water Bonds	57
Other long-term debt, including current maturities and commercial paper[3]	13,413	13,413
Total debt	22,967	15,342
Junior Subordinated Debentures[2]		1,176
Debentures, related to NextEra Energy's equity units		752
Common shareholders' equity	14,943	14,943
Total capitalization, including debt due within one year	$37,910	$32,213

Debt ratio	61%	48%

[1] Ratios exclude impact of imputed debt for purchase power obligations. Including the impact of imputed debt for purchase power obligations the adjusted debt ratio would be 51% for December 31, 2012 and 50% December 31, 2011 respectively.

[2] Adjusted to reflect preferred stock characteristics of these securities (preferred trust securities and junior subordinated debentures).
[3] Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

			Preliminary
	Quarter		Year-to-Date
Periods Ended December 31	2012	2011	2012	2011
Energy sales (million kwh)
Residential	12,173	11,923	53,434	54,642
Commercial	10,997	10,891	45,220	45,052
Industrial	765	746	3,024	3,086
Public authorities	137	136	548	548
Increase (decrease) in unbilled sales	(773)	(555)	(98)	230
Total retail (1)	23,299	23,141	102,128	103,558
Electric utilities	503	491	2,242	2,164
Interchange power sales	305	174	739	940
Total	24,107	23,806	105,109	106,662

Average price (cents/kwh) (2)
Residential	10.44	10.64	10.47	10.65
Commercial	8.75	9.18	8.68	9.09
Industrial	6.91	7.45	6.87	7.40
Total	9.51	9.82	9.51	9.83

Average customer accounts (000's)
Residential	4,058	4,028	4,052	4,027
Commercial	513	509	512	508
Industrial	9	9	9	9
Other	4	4	3	3

Total	4,584	4,550	4,576	4,547

End of period customer accounts (000's)	DEC 2012	DEC 2011
Residential	4,062	4,032
Commercial	513	509
Industrial	9	9
Other	4	4
Total	4,588	4,554

1. 2011 includes one extra day and three extra days of sales for quarter and year-to-date, respectively, as a result of a shift from a fiscal month to a calendar month.
2. Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2012	Normal	2011
Three Months Ended December 31
Cooling degree-days	290	317	291
Heating degree-days	113	116	47
Twelve Months Ended December 31
Cooling degree-days	1,960	1,961	2,160
Heating degree-days	273	384	262

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.